Exhibit 8.1

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 AMERICA • ASIA PACIFIC • EUROPE

February 26, 2021

Two Harbors Investment Corp.

601 Carlson Parkway, Suite 1400

Minnetonka, MN 55305

Re:	Two Harbors Investment Corp.

Ladies and Gentlemen:

We have acted as special tax counsel to Two Harbors Investment Corp., a Maryland corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3, and any amendments thereto (collectively, the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with rendering this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the filing by the Company of the Registration Statement in the form in which it was transmitted to the Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Commission on February 25, 2021 (together with documents incorporated by reference therein, the “Form 10-K”), and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, we are relying upon a certificate containing certain factual statements, factual representations and covenants of an officer of the Company dated the date hereof (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company Group”).

For purposes of our opinion, we have not independently verified all of the facts, statements, representations and covenants set forth in the Officer’s Certificate, the Registration Statement and the related Prospectus, the Form 10-K or in any other document. In particular, we note that the Company Group may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on the Company’s representation that the facts, statements, representations, and covenants presented in the Officer’s Certificate, the Registration Statement and the related Prospectus, the Form 10-K and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. Any variation or difference in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

February 26, 2021

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

We have further assumed, with your consent, that (i) the purchase and sale of the securities being registered in the Registration Statement have been or will be consummated in accordance with the provisions of the Prospectus (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the parties to the transactions described above will treat the purchase and sale of the securities being registered in the Registration Statement and all related transactions for U.S. federal income tax purposes in a manner consistent with the opinion set forth below, (iii) all applicable reporting requirements have been or will be satisfied, (iv) each of the written agreements to which the Company Group is a party has been and will be implemented, construed and enforced in accordance with its terms, and (v) no action will be taken by the Company Group after the date hereof that would have the effect of altering facts upon which the opinions set forth below are based. If any of the above described assumptions is untrue for any reason, or if the purchase and sale of the securities being registered in the Registration Statement are consummated in a manner that is different from the manner described in the Registration Statement and the related Prospectus, our opinion as expressed below may be adversely affected.

In rendering this opinion letter, we have considered and relied upon the Internal Revenue Code of 1986 (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other U.S. Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS. This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement.

We express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. We express no opinion on any issue relating to the Company, the Company Group or any investment therein, other than as expressly stated herein.

February 26, 2021

Based on and subject to the foregoing, we are of the opinion that:

1. Commencing with its taxable year that ended on December 31, 2014, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”), and its current organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. In addition, the Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

2. Although the discussion set forth in the Prospectus under the heading “U.S. Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the ownership and disposition of the securities being registered in the Registration Statement, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material United States federal income tax consequences of the ownership and disposition of such securities being registered in the Registration Statement, subject to the qualifications set forth therein. The United States federal income tax consequences of the ownership and disposition of the securities being registered in the Registration Statement by an investor will depend upon that investor’s particular situation, and we express no opinion as to the completeness of the discussions set forth in the Prospectus under the heading “U.S. Federal Income Tax Considerations” as applied to any particular investor.

This opinion letter is expressed as of the date hereof, and we undertake no obligation to supplement or revise our opinions to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue. As described above, the Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet the various requirements imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operation for any particular taxable year will satisfy such requirements.

February 26, 2021

This opinion has been prepared for you in connection with the filing of the Registration Statement. We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are an “expert” under the meaning of the 1933 Act or that we otherwise are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ SIDLEY AUSTIN LLP